Exhibit 99.1

Westaff Reports Fiscal 2007 Third Quarter Results

WALNUT CREEK, CA, Tuesday, August 21, 2007  — Westaff, Inc. (NASDAQ: WSTF), a leading provider of staffing services, today reported financial results for its third fiscal quarter, which ended July 7, 2007. Consistent with historic financial reporting, the Company’s first three fiscal quarters comprise twelve weeks each while the fourth quarter comprises 16 or 17 weeks.

The net loss for the third quarter of 2007 was $2.9 million or $0.18 per diluted share compared to net income of $1.2 million or $0.07 per diluted share in the same quarter of fiscal 2006. During the third quarter, the company undertook a restructuring initiative to reduce its workforce and consolidate facilities which represented severance and lease termination costs totaling $2.3 million.

Michael T. Willis, Westaff’s new Chief Executive Officer commented, “We have significant opportunity to improve the Company’s operating results, and I am confident that the changes we have made are one of many positive steps we will take  towards improving performance.  We anticipate our restructuring plans will produce annualized operating expense savings of approximately $6.0 million in fiscal 2008.”

Revenue for the third quarter of fiscal 2007 was $132.7 million, which represented a decrease of $8.1 million or 5.8% as compared to the third quarter of fiscal 2006.   Domestic revenue decreased $12.0 million or 10.8%, largely as a result of a 10.6% decrease in sales of temporary help, caused by a 12.6% decrease in billable hours, partially offset by a 2.3% increase in average billing rates, changes in senior field management and terminating some unprofitable accounts. We expect these effects to be short-term only and that our efforts will lead to increased future profitability.

Offsetting a portion of the domestic revenue decline was an increase in international revenue of $3.9 million, or 13.3%, which benefited from favorable exchange rates as compared to those in place in the third quarter of fiscal 2006.

A discussion of financial results from Mike Willis will be available on August 22, 2007 after 6:00 a.m. Pacific Time by accessing our web-site at www.westaff.com. In addition, the pre-recorded call may be accessed telephonically by dialing the following numbers:

Replay Number (Toll Free): 1-877-660-6853
Replay Number (International): 1-201-612-7415
Replay Passcodes (both required for playback):
Account #: 286
Conference ID #: 253031

Westaff provides staffing services and employment opportunities for businesses in global markets. Westaff annually employs in excess of 100,000 people and services more than 15,000 client accounts from more than 200 offices located throughout the United States, the United Kingdom, Australia and New Zealand. For more information, please visit our website at www.westaff.com.

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934, and is subject to the safe harbors created by law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  All forward—looking statements are qualified in their entirety by this cautionary statement. Forward-looking statements contained herein include, but are not limited to, statements regarding revenue, gross margins, operating results and the Company’s prospects for fiscal 2007. The forward-looking statements contained herein involve a number of assumptions, risks and uncertainties. Actual results could differ materially from estimates. Among the factors affecting future operating results are: risks related to control by a significant shareholder, an intensely price competitive market, variability on our heavy working capital needs and our ability to borrow to meet those needs, our ability to borrow under our credit facilities and our compliance with the debt covenants,  variability of the amount of collateral that we are required to maintain to support our workers’ compensation obligation, the sufficiency of our workers’ compensation claims reserve, variability of employee-related costs, including workers’ compensation liabilities, possible adverse effects of fluctuations in the general economy, our ability to collect on our accounts receivable, risks related to franchise agent operations, risks related to international operations and fluctuating exchange rates, reliance on executive management and key personnel, our ability to attract and retain the services of qualified temporary personnel, the ability of our customers to terminate our service agreement on short notice, variability of the cost of unemployment insurance for our temporary employees, any difficulty with our information technology system, potential exposure to employment-related claims, the volatility of the Company’s stock price, increased regulatory compliance costs and litigation and other claims. Additional information concerning the risks and uncertainties listed above, and other factors you may wish to consider, is contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K for the year ended October 28, 2006.

Forward-looking statements are based on the beliefs and assumptions of the Company’s management and on currently available information. The Company undertakes no responsibility to publicly update or revise any forward-looking statement except as required by applicable laws and regulations.

Investor/Media Contact::	Michael T. Willis
President, Chief Executive Officer
Telephone: 925/930-5300

Westaff, Inc.
Unaudited Financial Highlights
(In thousands, except per share data)

	Fiscal Quarter Ended
	July 7, 2007	July 8, 2006

Statements of Operations:

Revenue	$132,740	$140,859
Costs of services	108,859	115,420
Gross profit	23,881	25,439
Gross margin	18.0%	18.1%
Franchise agents’ share of gross profit	4,026	4,111
Selling and administrative expenses	19,703	18,715
Depreciation and amortization	908	1,148
Restructuring expenses	2,300	—

Operating income (loss)	(3,056)	1,465
Interest expense	278	292
Interest income	(53)	(26)
Income (loss) before income taxes	(3,281)	1,199
Income tax provision (benefit)	(362)	17
Income (loss) from continuing operations	(2,919)	1,182
Income (loss) from discontinued operations	—	—

Net income (loss)	$(2,919)	$1,182

Continuing operations	$(0.18)	$0.07
Discontinued operations	$—	$—
Basic and diluted earnings (loss) per share	$(0.18)	$0.07

Weighted average shares outstanding - basic	16,623	16,483
Weighted average shares outstanding - diluted	16,623	16,557

	36 Weeks Ended
	July 7, 2007	July 8, 2006

Statements of Operations
Revenue	392,519	418,095
Costs of services	322,372	345,342
Gross profit	70,147	72,753
Gross margin	17.9%	17.4%
Franchise agents’ share of gross profit	11,083	12,451
Selling and administrative expenses	57,189	55,714
Depreciation and amortization	2,703	3,492
Restructuring expenses	2,300	—
Operating income (loss)	(3,128)	1,096
Interest expense	865	850
Interest income	(149)	(76)
Income (loss) before income taxes	(3,844)	322
Income tax benefit	(665)	(198)
Income (loss) from continuing operations	(3,179)	520
Income (loss) from discontinued operations	—	—
Net income (loss)	$(3,179)	$520

Continuing operations	$(0.19)	$0.03
Discontinued operations	$—	$—
Basic and diluted earnings (loss) per share	$(0.19)	$0.03

Weighted average shares outstanding - basic	16,607	16,419
Weighted average shares outstanding - diluted	16,607	16,502

Westaff, Inc.
Unaudited Financial Highlights
(In thousands, except per share data)

	July 7, 2007	October 28, 2006
		(1)
Balance Sheet Highlights
ASSETS
Current assets:
Cash and cash equivalents	$2,375	$3,545
Trade accounts receivable	74,216	76,267
Deferred income taxes	6,512	5,834
Prepaid expenses	4,154	4,732
Other current assets	2,758	4,694
Total current assets	90,015	95,072

Property and equipment, net	15,497	15,046
Deferred income taxes	12,262	12,404
Goodwill and other intangible assets	16,096	15,792
Other long-term assets	1,934	951
Total assets	$135,804	$139,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Borrowings under revolving credit facilities	$4,613	$4,790
Current portion of capital lease obligations	384	345
Note payable to related party	2,000	2,000
Accounts payable	4,559	5,245
Accrued expenses	39,207	40,800
Total current liabilities	50,763	53,180

Long-term capital lease obligations	561	833
Other long-term liabilities	19,666	19,243
Total liabilities	70,990	73,256

Stockholders’ equity:
Common stock	166	166
Additional paid-in capital	39,447	38,617
Retained earnings	24,091	27,270
Accumulated other comprehensive income (loss)	1,110	(44)
Total stockholders’ equity	64,814	66,009
Total liabilities and stockholders’ equity	$135,804	$139,265

(1)             Derived from the audited financial statements included in the Company's Annual Report on Form 10-K for the year-ended October 28, 2006.